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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2007

Evergreen Energy Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14176 (Commission File Number)	84-1079971 (IRS Employer Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        As of June 30, 2007, Evergreen Energy Inc. (the "Company") had cash and cash equivalents of $31.7 million, marketable securities of $4.9 million, and senior indebtedness outstanding of less than $1.0 million.

Item 7.01. Regulation FD Disclosure.

        The Company is furnishing with this report an overview of the Company's business and the risk factors as set forth in the private offering circular for the notes offering referred to in Item 8.01 below, so that the overview of the Company's business and the risk factors will be disclosed pursuant to Regulation FD. A copy of the overview of the Company's business and the risk factors are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

        This updated information should be read in conjunction with the risks discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. Other than as indicated above, the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 2007 have not been updated to reflect developments subsequent to the period covered by those reports.

Item 8.01. Other Events.

        In a press release issued on July 24, 2007, the Company announced its intention to offer, subject to market conditions and other conditions, convertible secured notes due 2012. The notes are being sold in a private placement in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit No.	Description
99.1	Overview of Company and Risk Factors
99.2	Press Release dated July 24, 2007

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN ENERGY INC.
Date: July 24, 2007	By:	/s/ DIANA L. KUBIK
		Name:	Diana L. Kubik
		Title:	Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Overview of Company and Risk Factors
99.2	Press Release dated July 24, 2007

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SIGNATURES
Exhibit Index